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                                                                   Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Magnum Microwave Corporation 1990 Employee Stock Option Plan and 1996 Nonemployee Directors Stock Option Plan of REMEC, Inc. of our report dated February 29, 1996 with respect to the consolidated financial statements and schedule of REMEC, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended January 31, 1996, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP

San Diego, California
November 22, 1996